Exhibit 99.2

Contacts:	Thomas F. Kirk	(512) 777-3800
	George E. McHenry	(512) 777-3800
	Thomas C. Hofmeister	(512) 777-3800

News Release

HANGER ORTHOPEDIC GROUP SIGNS DEFINITIVE MERGER AGREEMENT TO ACQUIRE ACCELERATED CARE PLUS

Accretive $155 Million Transaction Adds Substantial New Growth Platform and

Further Diversifies Hanger’s Distribution Channels

AUSTIN, TEXAS, October 18, 2010 — Hanger Orthopedic Group, Inc. (NYSE:HGR) today announced the signing of a definitive merger agreement for the acquisition of Reno, Nevada-based Accelerated Care Plus (ACP), the nation’s leading provider of integrated clinical programs for sub-acute and long-term care rehabilitation providers.  Consideration for the acquisition is approximately $155 million in cash and ACP is debt free. Hanger intends to fund the transaction through cash on hand and a concurrent refinancing and expansion of its senior credit facilities.  Senior management of ACP will buy approximately 500,000 shares of Hanger common stock immediately after consummation of the transaction.

A new but related growth platform for Hanger, ACP has current contracts to serve more than 4,000 out of a total market of approximately 15,000 skilled nursing facilities (SNF) nationwide, including 22 of the 25 largest national providers.  ACP’s unique value proposition is to provide its customers with a full-service “total solutions” approach encompassing proven medical technology, evidence-based clinical programs, and continuous onsite therapist education and training.  Their services support increasingly-advanced treatment options for a broader patient population and more medically-complex conditions.  ACP’s revenue is derived directly from its customers who are the top and most recognized SNF operators and contract therapy providers.

Hanger anticipates this transaction will be consummated before the end of 2010, subject to customary closing conditions, including regulatory approvals, as well as the successful completion of Hanger’s planned financing.  The Company has secured a financing commitment from a syndicate of leading financial institutions, including BofA Merrill Lynch; Jefferies & Company; Oppenheimer & Co.; SunTrust Robinson Humphrey; and RBC Capital Markets.  Oppenheimer & Co. acted as the exclusive financial advisor to Hanger for this transaction.

Commenting on the announcement, Thomas F. Kirk, president and chief executive officer of Hanger Orthopedic Group, said, “We are very pleased to announce this merger agreement, which joins two industry leaders in adjacent healthcare businesses that share complementary clinical cultures, technology, customers and patient populations.  ACP’s future business prospects are similar to Hanger’s due to its favorable growth drivers such as: an aging U.S. population, healthcare reform, an increased focus on cost, compliance, quality and outcomes.  Like Hanger, ACP has built a leading and growing position in its market as a result of its solutions-based approach and highly engaged staff who are focused on exceptional customer service.

This transaction is fully consistent with our strategy to achieve long-term growth through disciplined diversification of our revenue streams, whether through the introduction of additional third-party or Hanger-developed products, new distribution channels, geographic expansion or the broadening of our continuum of care.  It is also in line with our vision to be the provider of choice for services and products that enhance human physical capability.  We are confident of ACP’s strategic and cultural fit with Hanger and of the potential we have together to drive future growth and shareholder value.”

Due to ACP’s excellent track record and future prospects to grow within the SNF market and to leverage the significant expansion opportunities that exist in adjacent rehabilitation settings, their management team will remain entirely intact, with its current Chief Executive Officer, John Beach, reporting to Hanger’s Executive Vice President and Chief Growth Officer Vinit Asar.  All of ACP’s valuable workforce will be offered employment positions, including its Reno headquarters staff and its network of 150+ licensed physical and occupational therapists that provide clinical education and program support for ACP’s client-partners.

Commenting on the announcement, John Beach, president and chief executive officer of ACP, said, “Hanger Orthopedic Group is well-known for their innovative technologies, effective clinical solutions, and exceptional customer service.  They have grown consistently throughout the economic downturn and have proven their keen adaptability to flourish in an ever-changing healthcare environment.  Speaking for myself and on behalf of the other senior leadership at ACP, we are confident that joining the Hanger family of companies will provide us with the resources and support we need to help improve quality of life for more patients and continue our mission of revolutionizing rehabilitation.”

For 2010, Hanger anticipates ACP will produce revenues of approximately $57 million and approximately $17 million of EBITDA.  Hanger also expects that the transaction will be accretive to Hanger’s 2011 financial results and, depending on the timing of the transaction’s closing, to have a neutral to slightly accretive impact on our results for 2010.

Hanger will host a conference call tomorrow morning, Tuesday, October 19, 2010, at 9:00 a.m., EDT, to discuss the acquisition of ACP. Those wishing to participate should call 1-800-931-9710. In addition, a replay will be available until October 26, 2010 by dialing 1-800-642-1687 and referencing Conf. ID # 19288899.

Media Note — High resolution photographs and professional b-roll footage of Hanger Orthopedic Group, Inc. and ACP are available for download from an online media library: http://www.hanger.com/MediaLibrary/HangerOrthopedicGroup

About Hanger — Hanger Orthopedic Group, Inc., headquartered in Austin, Texas, is the world’s premier provider of orthotic and prosthetic patient care services. Hanger is the market leader in the United States, owning and operating in excess of 675 patient care centers in 45 states and the District of Columbia, with more than 3,800 employees, including over 1,100 practitioners, as of September 30, 2010  Hanger is organized into four units. The two key operating units are patient care, which consists of nationwide orthotic and prosthetic practice centers, and distribution, which consists of distribution centers managing the supply chain of orthotic and prosthetic componentry to Hanger and third party patient care centers. The third is Linkia, which is the first and only provider network management company for the orthotics and prosthetics industry. The fourth unit, Innovative Neurotronics, introduces emerging neuromuscular technologies developed through independent research in a collaborative effort with industry suppliers worldwide. For more information on Innovative Neurotronics, Inc. or the WalkAide®, visit http://www.ininc.us. For more information on Hanger, visit http://www.hanger.com.

About ACP — Accelerated Care Plus is a developer of specialized rehabilitation technologies and the nation’s leading provider of evidence-based clinical programs for post-acute rehabilitation serving more than 4,000 long-term care facilities and other sub-acute rehabilitation providers throughout the U.S.  The Company’s medical technology is also used extensively by professional and collegiate sports teams to help accelerate recovery and improve performance.  For more information visit www.acplus.com.

This document contains forward-looking statements relating to the Company’s results of operations.  The United States Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  Statements relating to future results of operations in this document reflect the current views of management.  However, various risks, uncertainties and contingencies could cause actual results or performance to differ materially from those expressed in, or implied by, these statements, including the Company’s ability to enter into and derive benefits from managed care contracts, the demand for the Company’s orthotic and prosthetic services and products and the other factors identified in the Company’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.  The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.